UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11601 North Galayda Street

Houston, Texas 77086

(Address of principal executive offices)

(281) 598-1230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement.

On April 20, 2016, Independence Contract Drilling, Inc., a Delaware corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Company, and purchase by the Underwriters, of 11,500,000 shares of Common Stock at a price of $3.50 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 1,725,000 shares of Common Stock at the same price per share (the “Option”). On April 22, 2016, the Representative notified the Company that it was exercising the Option. The material terms of the Offering are described in the prospectus supplement, dated April 20, 2016 (the “Prospectus Supplement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 21, 2016, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to an effective Registration Statement on Form S-3 (File No. 333-206715) (the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on April 26, 2016, and the Company expects to receive proceeds (the “Net Proceeds”) from the Offering, including such proceeds from the Option, of approximately $43.0 million (net of underwriting discounts, commissions and estimated offering expenses payable by the Company). As described in the Prospectus Supplement, the Net Proceeds of the Offering were used to repay outstanding amounts under the Company’s existing revolving credit facility. The remaining Net Proceeds will be used for general corporate purposes.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of the Exhibits

1.1	Underwriting Agreement, dated April 20, 2016 by and among Independence Contract Drilling, Inc., Morgan Stanley & Co. LLC and Johnson Rice & Company L.L.C.

5.1	Opinion of Andrews Kurth LLP regarding legality of the securities being registered by the Company.

23.1	Consent of Andrews Kurth LLP (included in its opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: April 26, 2016	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit Number	Description of the Exhibits
1.1	Underwriting Agreement, dated April 20, 2016 by and among Independence Contract Drilling, Inc., Morgan Stanley & Co. LLC and Johnson Rice & Company L.L.C.

5.1	Opinion of Andrews Kurth LLP regarding legality of the securities being registered by the Company.

23.1	Consent of Andrews Kurth LLP (included in its opinion filed as Exhibit 5.1)

4